Exhibit 99.1

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Consolidated Financial Statements

December 31, 2020 and 2019

TTM Digital Assets & Technologies, Inc.

Table of Contents

December 31, 2020 and 2019

TTM Digital Assets & Technologies. Inc.

F/K/A TTM Ventures, LLC

December 31, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
TTM Digital Assets & Technologies, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of TTM Digital Assets & Technologies, Inc. (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, members’ equity, and cash flows for each of the years in the two year period ended December 31, 2020, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter – Digital Asset Activities

In forming our opinion we have considered the adequacy of the disclosures included the financial statements concerning among other things the risks and uncertainties related to the Company’s digital asset activities. The risks and rewards to be recognized by the Company associated with its digital asset activities will be dependent on many factors outside of the Company’s control. The currently unregulated and immature nature of the digital asset markets, including clearing, settlement, custody and trading mechanisms, the dependency on information technology to sustain digital asset continuity, as well as valuation and volume volatility all subject digital assets to unique risks of theft, loss, or other misappropriation. Furthermore, these factors also contribute to the significant uncertainty with respect to the future viability and value of digital assets. Our opinion is not qualified with respect of this matter.

/s/ Friedman LLP

We have served as the Company’s auditor since 2021.

New York, New York

June 24, 2021

TTM Digital Assets & Technologies. Inc.

F/K/A TTM Ventures, LLC

Consolidated Balance Sheets

December 31, 2020 and 2019

	December 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$67,170	$34,372
Digital assets	23,566	25,252
Related party receivables	16,613	26,836
Total current assets	107,349	86,460

Mining equipment, net	1,272,471	1,483,311
Other receivables	826	2,136
Investment in Up North Hosting, LLC	643,799	700,293
Total assets	$2,024,445	$2,272,200

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,170	$7,142
Accrued liabilities	117,940	225,462
Related party loan	75,000	55,720
Total current liabilities	200,110	288,324
Total liabilities	200,110	288,324

Commitments and contingencies

MEMBERS’ EQUITY
Members’ equity	2,059,917	2,670,967
Subscription receivable	(100,000)	(100,000)
Accumulated deficit	(135,582)	(587,091)
Total Members’ Equity	1,824,335	1,983,876
Total Liabilities and Members’ Equity	$2,024,445	$2,272,200

The accompanying notes are an integral part of these consolidated financial statements.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Consolidated Statements of Operations

For the Years Ended December 31, 2020 and 2019

	December 31,	December 31,
	2020	2019

REVENUES
Mining Income	$1,868,408	$936,272

COSTS AND EXPENSES
Cost of revenues, excluding depreciation shown below	433,438	432,657
Depreciation expense	827,148	804,884
Management fees	145,059	58,650
Selling, general, and administrative	4,218	23,785
Total costs and expenses	1,409,863	1,319,976

OPERATING INCOME (LOSS)	458,545	(383,704)

OTHER (INCOME) EXPENSE
Realized gain on sale of digital assets	(44,180)	(68,385)
(Gain)/ loss on disposal of assets	(16,589)	14,953
Interest expense	-	9,838
Other expense	28,716	2,492
Total other (income) expense	(32,053)	(41,102)
INCOME (LOSS) BEFORE INCOME (LOSS) IN EQUITY METHOD INVESTEE	490,598	(342,602)

SHARE OF NET (INCOME) LOSSES OF EQUITY METHOD INVESTEE	39,089	(123,431)
NET INCOME (LOSS)	451,509	(219,171)

The accompanying notes are an integral part of these consolidated financial statements.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Consolidated Statements of Members’ Equity

For the Years Ended December 31, 2020 and 2019

	Members’ Equity	Accumulated Deficit	Subscription Receivable	Total Members’ Equity
December 31, 2018	$2,804,097	$(367,920)	$(100,000)	$2,336,177
Distributions to members	(133,130)	-	-	(133,130)
Net loss	-	(219,171)	-	(219,171)
December 31, 2019	$2,670,967	$(587,091)	$(100,000)	$1,983,876
Issuance of members’ equity	600,000	-	-	600,000
Distributions to members	(1,211,050)	-	-	(1,211,050)
Net income	-	451,509	-	451,509
December 31, 2020	$2,059,917	$(135,582)	$(100,000)	$1,824,335

The accompanying notes are an integral part of these consolidated financial statements.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	December 31, 2020	December 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$451,509	$(219,171)
Adjustments to reconcile net income (loss) to cash used in operations
Depreciation and amortization	827,148	804,884
(Gain) Loss on the sale of mining equipment	(16,589)	14,953
Realized gain on sale of digital assets	(44,180)	(68,385)
Equity in earnings of equity method investments	39,089	(123,431)

Change in assets and liabilities
Digital assets	(1,674,962)	(916,617)
Related party payable	10,223	(26,836)
Other receivables	1,311	(2,136)
Accounts payable	28	7,142
Accrued liabilities	(107,522)	(30,079)
Net cash used in operating activities	$(513,945)	$(559,676)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of digital assets	$555,429	$835,600
Purchase of mining equipment	(859,481)	(383,824)
Proceeds from sale of mining equipment	259,762	3,736
Distributions received from Up North Hosting	17,405	92,722
Net cash provided by (used in) investing activities	$(26,885)	$548,234

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of related party loans	$75,000	$246,845
Repayment of related party loans	(55,720)	(323,845)
Issuance of members’ interests	554,348	-
Net cash provided by (used in) financing activities	$573,628	$(77,000)

Net increase (decrease) in cash and cash equivalents	32,798	(88,442)
Cash and cash equivalents at beginning of year	34,372	122,814
Cash and cash equivalents at end of year	$67,170	$34,372

Supplemental disclosure of noncash investing and financing activities:
Distribution of digital assets to members	$1,211,051	$133,130
Digital assets received for members’ interest	$45,652	$-

Supplemental cash flow disclosures
Cash paid for interest	$-	$7,571

The accompanying notes are an integral part of these consolidated financial statements.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 – NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT RISKS

TTM Digital Assets & Technologies, Inc. (formerly known as “TTM Ventures, LLC”) (“TTM Digital”, “the Company”, “we”) is a digital asset (cryptocurrency) mining company. The Company specializes in mining using Graphics Processing Units (GPU) for digital asset mining. The Company’s operations are primarily focused on mining Ethereum. Ethereum is a blockchain platform with its own cryptocurrency, called Ether (ETH) or Ethereum. Ether is the cryptocurrency generated by the Ethereum protocol as a reward to miners in a proof-of-work system for adding blocks to the blockchain. TTM operates its digital asset mining operations out of two data centers optimized for digital asset mining in the United States. Operating from North Carolina (beginning in 2021) and New York. The Company’s operations is heavily focused on the mining activities associated with digital assets and the miners are currently configured to be utilized within the Ethereum blockchain. As the operational focus of the business, the continuation of the Ethereum blockchain is a critical dependency of the business. Historically, the Company has mined other digital assets which operate on network configurations compatible to the mining equipment on hand.

TTM Digital was formed as a Delaware LLC and was operated as a manager-managed company. TTM Digital had a total of 18 members and was managed by managers through the management company, Moon Manager LLC. TTM Ventures had one subsidiary, Down South Hosting LLC. This holding company owns a 50% interest in Up North Hosting LLC (“Up North Hosting” or “UNH”). In exchange for the services being provided, Moon Manager, LLC (the “manager”) was compensated with a management fee equal to ten percent (10%) of net profits, as defined in the operating agreement. The management fee is increased to 20% when certain recoupment criteria by each initial member of the Company, as well as any additional person who becomes a member of the Company is met as outlined in the Company’s operating agreement The Company’s initial members met the recoupment criteria on December 29, 2020. The Company’s additional members from the 2020 Capital Raise met the recoupment criteria on February 23, 2021.

The Company went through a conversion to a Nevada-based Corporation from a Delaware registered LLC on March 30, 2021. The Company also changed its name to TTM Digital Assets & Technologies, Inc. (“TTM Digital”) as part of the conversion. As a result of the conversion to a Nevada-based Corporation, the Company authorized 100 shares and issued 100 shares of common stock, $0.000001 par value. The existing member interests were converted based on their relative share in the number of outstanding units and converted into shares of common stock.

Up North Hosting owns a datacenter in New York and TTM Digital has the right to utilize 50% of the capacity in the datacenter for hosting of its equipment through a Property Use Agreement. As part of the agreement, TTM Digital uses the datacenter for their mining activities and pays the pro-rata share, based on estimated electricity usage, of their miners at cost.  Management has determined that Up North Hosting meets the definition of a Variable Interest Entity (“VIE”) but does not have a primary beneficiary. Management determined that UNH is not a Voting Interest Entity as no Member has a controlling financial interest. These determinations resulted in the UNH interest being accounted for as an equity method investment.

NOTE 2 – LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2020, the Company had an approximate cash balance of $67,000, working capital deficit of approximately $93,000, member’s equity of approximately $1,824,000 and an accumulated deficit of approximately $136,000. As of the date of issuance of the consolidated financial statements, the Company believes it has sufficient liquidity to fund operations for the next twelve months based upon cash on hand, and future projections. The Company’s liquidity projections and actual performance through issuance assume additional growth in revenues as well as profitability or positive cash flows from operations. However, there is no assurance that those estimates will be achieved or that the Company will be able to manage costs in order to achieve profitability or positive cash flows from operations.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2020 and 2019

Funding our operations on a go-forward basis will rely significantly on the Company’s ability to continue to mine cryptocurrency and the spot or market price of the cryptocurrency mined. The Company expects to generate ongoing revenues from the mining of cryptocurrencies, primarily Ethereum currency rewards, in its mining facilities. The Company’s ability to liquidate Ethereum currency rewards at future values will be evaluated from time to time to generate cash for operations. Generating Ethereum currency rewards which exceed our production and overhead costs will determine the Company’s ability to report profit margins related to such mining operations. If the Company is unable to generate sufficient revenue from Ethereum mining when needed or secure additional sources of funding, it may be necessary to significantly reduce the current rate of spending or explore other strategic alternatives.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Down South Hosting, LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

The Company has a 50% interest in Up North Hosting, LLC (“UNH”), which is accounted for as an equity method investment and is not consolidated. See Note 1 and 8 for additional information around UNH.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant accounting estimates were used in preparation of our financial statements as it relates to the expected useful lives of assets, revenue recognition and the fair value of digital assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2020 and 2019

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash. The Company’s cash is deposited with commercial banks in the United States but exceeds federally insured limits from time to time. The recorded carrying amount of cash and cash equivalents approximates their fair value.

Mining Equipment

Mining Equipment is stated at cost. Depreciation is computed using the straight-line method regardless of the category of asset. The Company has determined that the useful life of GPUs is 3-years and remaining mining equipment (primarily chassis, power supply units, computer memory, motherboards, risers, and fans) is depreciated over the estimated useful life of 5-years.

Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in the statement of operations.

The rate at which the Company generates digital assets and, therefore, consumes the economic benefits of its transaction verification servers are influenced by several factors including the following:

-	the complexity of the transaction verification process which is driven by the algorithms contained within the Ethereum open source software;
-	the general availability of appropriate computer processing capacity on a global basis (commonly referred to in the industry as hashing capacity which is measured in Terahash units); and
-	technological obsolescence reflecting rapid development in the transaction verification server industry such that more recently developed hardware is more economically efficient to run in terms of digital assets generated as a function of operating costs, primarily power costs. I.E., the speed of hardware evolution in the industry is such that later hardware models generally have faster processing capacity combined with lower operating costs and a lower cost of purchase.

The Company operates in an emerging industry for which limited data is available to make estimates of the useful economic lives of specialized equipment. Management will review this estimate quarterly and will revise such estimates as and when data comes available.

To the extent that any of the assumptions underlying management’s estimate of useful life of its mining equipment are subject to revision in a future reporting period either because of changes in circumstances or through the availability of greater quantities of data then the estimated useful life could change and have a prospective impact on depreciation expense and the carrying amounts of these assets.

Impairment of Long-lived Assets

The Company reviews its long-lived assets, including mining equipment, for impairment whenever events or changes in circumstances indicate the carrying value of an asset or group of assets may not be recoverable. The carrying amount is considered not recoverable if the sum of the undiscounted cash flows to be generated from the use and eventual disposition of the asset group is less than the carrying amount of the asset group. If the carrying amount exceeds the undiscounted cash flows, then the carrying amount is compared to the fair value and an impairment loss is recorded for the difference between the fair value and the carrying amount. No impairment charges were identified during the years ended December 31, 2020 or 2019.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2020 and 2019

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized:

-	Identification of the contract, or contracts, with a customer;
-	Identification of the performance obligations in the contract;
-	Determination of the transaction price;
-	Allocation of the transaction price to the performance obligations in the contract; and
-	Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company has entered into mining pools with the operators to provide computing power to the mining pool. The Company is entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less transaction fees to the mining pool operator) for successfully adding a block to the blockchain. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm. Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of providing such computing power is the only performance obligation in the Company’s contracts with mining pool operators The transaction consideration the Company receives, if any, is noncash consideration. The transaction price of the Company’s share of the cryptocurrency award is measured at fair value on the date received, which is not materially different than the fair value at the time the Company has earned the award from the mining pool. The consideration is all variable under the definition within ASC 606. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the Company successfully places a block and the Company receives confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component in these transactions.

Fair value of the digital asset award received is determined using the quoted price of the related digital asset at the time of receipt. There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for digital assets recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could impact the Company’s consolidated financial position and results from operations. See Fair Value policy Note below.

Cost of revenues, excluding depreciation

Cost of revenue for the years ended December 31, 2020 and 2019 of approximately $433,000 consisted primarily of direct production costs of the mining operations, including hosting and utilities and pool fees, but excluding depreciation and amortization, which are separately stated on the Company’s consolidated statements of operations.

Digital Assets

Digital assets, (predominantly Ethereum) are included in current assets in the accompanying consolidated balance sheets. The classification of digital assets as a current asset has been made after the Company’s consideration of the consistent daily trading volume on cryptocurrency exchange markets, there are no limitations or restrictions on Company’s ability to sell Ethereum, and the pattern of actual sales of Ethereum by the Company. Cryptocurrencies purchased are recorded at cost and cryptocurrencies awarded to the Company through its mining activities are accounted for in connection with the Company’s revenue recognition policy disclosed above.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2020 and 2019

Cryptocurrencies held are accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the digital asset at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. No impairment was determined to have existed at the year-end periods reported herein.

The Company accounts for its gains or losses in accordance with the first in first out (FIFO) method of accounting. The Company recognized realized gains through the sale and disbursement of digital assets during the years ended December 31, 2020 and 2019 of $44,180 and $68,385, respectively. The value of digital assets held on December 31, 2020 and 2019 is $23,566 and $25,252, respectively.

Fair Value

The Company accounts for digital assets and other operating assets under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, and accounts payable, approximate fair value due to the short-term nature of these instruments. Historically, the Company has not held digital assets and have distributed mined digital assets within a short period of the award. The Company determined the fair value of digital asset earned during the year ended December 31, 2020 and 2019 by using quoted prices in active markets. The Company evaluates all accessible active markets and then selects the market which they determine to be the principal market. Fair value is determined by the USD spot rate at the time digital assets are earned. Digital assets mined by the Company are classified within Level II of the fair value hierarchy.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2020 and 2019

Equity Method Investments

Equity method investments are equity securities in entities the Company does not control but over which it can exercise significant influence. These investments are accounted for under the equity method of accounting in accordance with ASC 323, Investments- Equity Method and Joint Ventures. Equity method investments are measured at cost minus impairment, if any, plus or minus the Company’s share of an investee’s income or loss.

Income Taxes

The Company operates as a limited liability company treated as a disregarded entity for tax purposes prior to the conversion to a Nevada Corporation on March 30, 2021. Accordingly, all tax effects of the Company’s income or loss are passed through to the member and no provision or liability for federal income taxes is included in these consolidated financial statements. The Company’s tax returns are subject to examination by taxing authorities in the jurisdictions in which it operates in accordance with the normal statutes of limitations in the applicable jurisdiction. The statute of limitations for state purposes is generally three years but may exceed this limitation depending upon the jurisdiction involved. Returns that were filed within the applicable statute remain subject to examination. As of December 31, 2020, state and city taxing authorities have not proposed any adjustment to the Company’s tax position.

Members Distributions and Management Fees

As noted in Note 1, TTM Digital was managed through the management company, Moon Manager, LLC and compensates the manager via a management fee. The management fee was typically distributed weekly in the form of mined Ethereum. Distributions made to members throughout the periods presented were also typically made weekly through the transfer of digital assets. During the period February 27, 2019 to September 10, 2019, all management fees were withheld for the purpose of building up capital. During this time, management decided to postpone payment of management fees during that period until 2020 for the benefit of the company. As of December 31, 2019, the Company had accrued management fees of approximately $44,000, which is included within accrued liabilities in the consolidated balance sheet. These accrued management fees were paid out in 2020. Management fees and member distributions were dissolved with the conversion to a corporation.

New Accounting Standards

Income Taxes

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes. The ASU removes certain exceptions for performing intra-period allocation and calculating income taxes in interim periods. It also simplifies the accounting for income taxes by requiring recognition of franchise tax partially based on income as an income-based tax, requiring reflection of enacted changes in tax laws in the interim period and making improvements for income taxes related to employee stock ownership plans. ASU 2019-12 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period for which financial statements have not been issued. The Company is currently evaluating the impact the standard will have on its consolidated financial statements and disclosures but does not expect a material impact.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2020 and 2019

Equity Securities

In January 2020, the FASB issued ASU 2020-01, Investments – Equity Securities (Topic 321), Investments – Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815). The ASU amends and clarifies certain interactions between the guidance under Topic 321, Topic 323 and Topic 815, by reducing diversity in practice and increasing comparability of the accounting for these interactions. The amendments in the ASU should be applied on a prospective basis. The ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption is permitted, including early adoption in an interim period for which financial statements have not yet been issued. The Company is currently evaluating the impact the standard will have on its consolidated financial statements.

New Accounting Standards Adopted

Fair Value Measurements

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“ASC 820”), Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). ASU 2018-13 is intended to improve the effectiveness of fair value measurement disclosures. ASU 2018-13 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The adoption of the standard in 2020 did not have a material impact on the Company’s financial statements or its disclosures.

Any new accounting standards, not disclosed above, that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 4 – MINING EQUIPMENT, NET

Mining equipment, net, was comprised of the following at:

	Balance at December 31,
	2020	2019
Gross Mining Equipment:
Mining Equipment (non-GPUs)	$554,028	$547,352
GPUs	2,167,562	2,193,146

Accumulated Depreciation
Mining Equipment (non-GPUs)	(242,292)	(161,798)
GPUs	(1,206,827)	(1,095,390)
Mining Equipment, net	$1,272,471	$1,483,311

An Ethereum mining server consists of multiple commodity Graphics Processing Units (GPUs) and ancillary components such as chassis, CPU, motherboard, and power supply. The GPUs are solely responsible for the compute power to generate the cryptographic hashes for mining, while the other components act to support the system. Depreciation expense was approximately $827,000 during the year ended December 31, 2020 and $805,000 for the year ended December 31, 2019 and is shown separately from the cost of revenues caption on the consolidated statement of operations.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2020 and 2019

In 2020 and 2019, the Company purchased approximately $164,000 and $32,000 from related parties.  Additionally, in 2020 the Company exchanged GPUs with a carrying value of $9,000 with a related party. During the year ended December 31, 2020, the Company received proceeds of $259,762 from the sales of certain mining equipment, resulting in a gain of $16,589. During the year ended December 31, 2019, the Company received proceeds of $3,736 from the sales of certain mining equipment, resulting in a loss of $14,953.

NOTE 5 – EQUITY METHOD INVESTMENT

The Up North Hosting balance sheet was as follows as of December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Current assets	$170,996	$190,118
Non-current assets	1,246,920	1,276,596
Total assets	$1,417,916	$1,466,715

Current liabilities	131,065	84,280
Non-current liabilities	-	-
Total liabilities	131,065	84,280

Members’ equity	1,177,265	1,194,669
Retained Earnings	109,587	187,765
Total Members’ Equity	1,286,852	1,382,434

Total Liabilities and Members’ Equity	$1,417,916	$1,466,715

As of December 31, 2020, and December 31, 2019, Up North Hosting’s assets and liabilities were primarily comprised of fixed assets and short-term accrued liabilities as reflected on the consolidated balance sheet.

Fixed assets, net, which are owned by Up North Hosting, were comprised of the following:

	December 31,	December 31,
	2020	2019
Building	$513,388	$513,388
Electrical Infrastructure Assets	525,097	508,297
Machinery & Equipment Assets	29,584	29,584
Mechanical (HVAC) Assets	270,670	270,670
Server and Network Assets	50,246	50,246
Gross value	1,388,986	1,372,186

Accumulated depreciation	(176,500)	(95,589)
Property, plant, and equipment, net	$1,212,485	$1,276,596

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2020 and 2019

The Up North Hosting statement of operations for the years ended December 31, 2020 and 2019 was as follows:

	December 31,	December 31,
	2020	2019

Revenues	$1,227,978	$974,948
Cost of revenues	805,529	771,266
Gross profit	$422,449	$203,682

Selling, general, and administrative	531,209	323,160
Other (Income)/Expense	(30,582)	(366,340)
Net Income (loss)	(78,178)	246,862

Net Income (loss) attributable to TTM	$(39,089)	$123,431

For the years Ended December 31, 2020 and 2019, the Company recognized gains (losses) on the equity method investment of ($39,089) and $123,431, respectively.

The Company was charged approximately $429,000 and $440,000 for hosting expenses from UNH for 2020 and 2019 respectively.  These amounts are reported as part of Cost of revenues on the consolidated statements of operations.  At December 31, 2020 and 2019, hosting expenses of approximately $32,500 and $113,500 respectively remain unpaid and are included in accrued liabilities.

NOTE 6 – RELATED PARTY LOAN

On December 31, 2020, the Company received loan proceeds of $75,000 from a member of the Company in order to provide additional liquidity to purchase available mining equipment for the business. The terms of the loan did not provide for a maturity date but was re-paid during the first quarter in 2021.

In 2018, the Company received proceeds of $132,720 as a loan from a member of the Company. The terms of the loan did not provide for a maturity date, and the Company paid $77,000 during the year ended December 31, 2019. In 2020, the Company re-paid $65,720, resulting in a $10,000 receivable from the member, which was paid back to the Company in 2021.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 7 – DIGITAL ASSETS

The following table presents the roll forward of digital asset activity during the years ended:

	Twelve months ended December 31,
	2020	2019
Opening Balance	$25,252	$8,980
Revenue from mining	1,868,408	936,272
Received for Members Equity	45,652	-
Fixed Assets Purchase	-	(27,500)
Mining Pool Operating Fees	(4,529)	(3,860)
Miscellaneous Expenses	-	(1,003)
Management Fees	(188,917)	(14,792)
Owners Distributions	(1,211,051)	(133,130)
Proceeds from Sale of Digital Assets	(555,429)	(808,100)
Realized Gain / (Loss)	44,180	68,385
Ending Balance	$23,566	$25,252

NOTE 8 – COMMITMENTS AND CONTINGENCIES

As disclosed in Note 10 – ’Subsequent Events’ below, the Company entered into a lease-to-purchase arrangement with Coreweave for 1,344 data mining rigs. Per the agreement, the Company has committed to pay $1,850,000 between April and September 2021 with a final payment due of $400,000. The Company will gain operational benefit through control of the assets and will generate revenues from the rigs throughout the arrangement.

NOTE 9 – CONCENTRATION RISK

The Company had geographic concentration risk with mining operations being exclusively carried out within New York in 2019 and 2020. Any legislation that restricts or bans the mining of proof-of-work related digital asset mining would have a negative impact on the Company’s ability to operate and generate revenues.

Further, the Company had concentrated exposure to the Ethereum blockchain infrastructure through its mining operations during the periods presented. There is a possibility of digital asset mining algorithms transitioning to proof-of-stake validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business and our ability to generate revenues. When and if Ethereum switches to proof-of stake our GPUs will no longer be able to mine Ethereum.

NOTE 10 – WARRANT AGREEMENTS

As part of the TTM Ventures LLC Operating Agreement, signed July 25, 2017, the Managers are provided a warrant to purchase a twenty percent (20%) Membership Interest in the Company upon the occurrence of a Corporate Transaction, at an exercise price of One Dollar ($1) per percent, which was determined to be the fair value market value at the time of the transaction. The warrants were equity classified and therefore measured at issuance during the period ended December 31, 2017. The warrants were exercised on March 30, 2021, as outlined in Note 10 – ’Subsequent Events’ disclosure. There are no other outstanding warrants outstanding as of the period end.

TTM Digital Assets & Technologies, Inc.

F/K/A TTM Ventures, LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 24, 2021, the date the financial statements were available to be issued.

The Managers of Moon Manager LLC exercised the warrant agreement as discussed within Note 8. As part of this transaction, the Company issued 20 shares of common stock to the Moon Manager members pursuant with the Operating Agreement.

The Company closed a reverse triangular merger with Sysorex, Inc. on April 14, 2021 with TTM Digital being the primary business of Sysorex going forward. Under the terms of the Merger Agreement, the Shareholders of TTM Digital received a right to receive an aggregate of 124,218,268 shares of the Company’s common stock, $0.00001 par value per share (the “Merger Shares”) in exchange for their shares of TTM Digital. Simultaneously upon the issuance of the Merger Shares to the TTM Digital Shareholders, the Company was issued all of the authorized capital of TTM Digital and TTM Digital became a wholly owned subsidiary of Sysorex. The Merger resulted in a change of control, with the shareholders of TTM Digital receiving that number of Merger Shares equal to not less than eighty percent (80%) of the outstanding shares of capital stock of the Company. As a result of the Merger, Sysorex now has two wholly owned subsidiaries: TTM Digital and Sysorex Government Services, Inc.

The Company agreed to purchase approximately 4,500 GPUs with specialized Cryptocurrency Mining Processors through execution of an Asset Contribution and Exchange Agreement and a Purchase Order for a lease-to-buy financing arrangement. The Company issued equity to the sellers representing 28.65% of the equity outstanding for the Company and agreed to installment payments of $2.2 million over 180 days subject to acceleration based on the completion of certain corporate events. The assets and equity were exchanged in April 2021 prior to the reverse merger with Sysorex, Inc. documented herein.

The Company entered into Services Arrangements to host and configure mining management software on the Company’s equipment for the purposes of mining digital assets effective April 1, 2021. As part of the arrangement, the Company made an initial down payment of $100,000 which was applied to future invoices. The ongoing fee is determined based on the number of specific mining systems under the Service Agreement. Based on the number and type of units at the arrangement’s inception, monthly costs are expected to be $32,400. All third-party software costs associated with the Services and operation of the equipment will be passed through to the Company. The initial term of the agreement expires on June 30, 2022 and shall automatically renew thereafter for successive one (1)-year terms.

On April 1, 2021, the Company agreed to issue 4.5% of the authorized shares to a service provider for corporate advisory expertise and consulting services to be provided in relation to the Corporate Transaction that is disclosed herein. The shares are fully vested at issuance and the issuance was ratified by the Board of Directors at the meeting held on April 13, 2021.

We did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these consolidated financial statements.